INVESTOR DAY September 2018 MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

2 FORWARD-LOOKING STATEMENTS This presentation includes forward-looking statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Forward- looking statements can be identified by such words and phrases as “believes,” “anticipates,” “expects,” “intends,” “estimates,” “may,” “will,” “should,” “continue” and similar expressions, comparable terminology or the negative thereof, and includes the statement in this presentation regarding the expected timing for the closing of our acquisition of the Pursuit division (“Pursuit”) from S2 Yachts, Inc.; the anticipated benefit to our business from the addition of Pursuit; our anticipated strategy after closing the acquisition; the expected strategies to mitigate the impact of the global trade environment; and the expected strength of the economy and our continuing performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to: the satisfaction of the closing conditions to the acquisition of Pursuit and conditions for borrowing under our revolving credit facility; our ability to grow our business through acquisitions or strategic alliances and new partnerships; general industry, economic and business conditions; demand for our products; changes in consumer preferences; competition within our industry; our reliance on our network of independent dealers; our ability to manage our manufacturing levels and our large fixed cost base; the successful introduction of our new products; the success of our engines integration strategy; and other factors affecting us detailed from time to time in our filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside our control, and there may be other risks and uncertainties which we do not currently anticipate because they relate to events and depend on circumstances that may or may not occur in the future. Although we believe that the expectations reflected in any forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that our expectations will be achieved. Undue reliance should not be placed on these forward-looking statements, which speak only as of the date hereof. We undertake no obligation (and we expressly disclaim any obligation) to update or supplement any forward-looking statements that may become untrue because of subsequent events, whether because of new information, future events, changes in assumptions or otherwise. Comparison of results for current and prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data. MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

3 USE AND DEFINITION OF NON-GAAP FINANCIAL MEASURES This presentation includes the following financial measures defined as non-GAAP financial measures by the SEC: Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Fully Distributed Net Income and Adjusted Fully Distributed Net Income per Share. These measures have limitations as analytical tools and should not be considered as an alternative to, or more meaningful than, net income as determined in accordance with GAAP or as an indicator of our liquidity. Our presentation of these non-GAAP financial measures should also not be construed as an inference that our results will be unaffected by unusual or non-recurring items. Our computations of these non- GAAP financial measures may not be comparable to other similarly titled measures of other companies. We define Adjusted EBITDA as net income before interest expense, income taxes, depreciation, amortization and non-cash, non-recurring or non-operating expenses, including certain professional fees, litigation related expenses, acquisition and integration related expenses, non-cash compensation expense, expenses related to our engine development initiative and adjustments to our tax receivable agreement liability. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by net sales. Adjusted EBITDA and Adjusted EBITDA Margin are not measures of net income as determined by GAAP. Management believes Adjusted EBITDA and Adjusted EBITDA Margin allow investors to evaluate our operating performance and compare our results of operations from period to period on a consistent basis by excluding items that management does not believe are indicative of core operating performance. Management uses Adjusted EBITDA to assist in highlighting trends in our operating results without regard to our financing methods, capital structures, and non-recurring or non- operating expenses. We exclude the items listed above from net income in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods and book values of assets, capital structures, the methods by which assets were acquired and other factors. Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historical costs of depreciable assets. We define Adjusted Fully Distributed Net Income as net income attributable to Malibu Boats, Inc. (i) excluding income tax expense, (ii) excluding the effect of non-recurring or non-cash items, (iii) assuming the exchange of all LLC units into shares of Class A Common Stock, which results in the elimination of non-controlling interest in Malibu Boats Holdings, LLC (the "LLC"), and (iv) reflecting an adjustment for income tax expense on fully distributed net income before income taxes at our estimated effective income tax rate. Adjusted Fully Distributed Net Income is a non-GAAP financial measure because it represents net income attributable to Malibu Boats, Inc., before non-recurring or non-cash items and the effects of non- controlling interests in the LLC. We use Adjusted Fully Distributed Net Income to facilitate a comparison of our operating performance on a consistent basis from period to period that, when viewed in combination with our results prepared in accordance with GAAP, provides a more complete understanding of factors and trends affecting our business than GAAP measures alone. We believe Adjusted Fully Distributed Net Income assists our board of directors, management and investors in comparing our net income on a consistent basis from period to period because it removes non-cash or non-recurring items, and eliminates the variability of non-controlling interest as a result of member owner exchanges of LLC units into shares of Class A Common Stock. In addition, because Adjusted Fully Distributed Net Income is susceptible to varying calculations, the Adjusted Fully Distributed Net Income measures, as presented in this release, may differ from and may, therefore, not be comparable to similarly titled measures used by other companies. A reconciliation of our net income as determined in accordance with GAAP to Adjusted EBITDA and Adjusted EBITDA Margin, and of our net income attributable to Malibu Boats, Inc. to Adjusted Fully Distributed Net Income is provided under "Reconciliation of Non-GAAP Financial Measures". MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

4

# AGENDA

| | |
|---|---|
| STRATEGIC OVERVIEW<br>Jack Springer<br>Chief Executive Officer | 9:00 AM |
| MANUFACTURING/OPERATIONS<br>Ritchie Anderson<br>Chief Operating Officer<br>Donna Tallent<br>Director EHS, PE, Trailer and Engine | 9:15 AM |
| ENGINEERING AND INNOVATION<br>Cory Dugger<br>Vice President Engineering<br>Rachael Green<br>Product Engineering Manager | 9:45 AM |
| BREAK | 10:00 AM |
| COBALT OVERVIEW<br>Paxon St. Clair<br>President, Cobalt | 10:15 AM |
| PURSUIT OVERVIEW<br>Jack Springer<br>Chief Executive Officer | 10:30 AM |
| SALES AND MARKETING<br>Eric Bondy<br>Vice President Sales and Marketing | 10:45 AM |
| FINANCIAL OVERVIEW<br>Wayne Wilson<br>Chief Financial Officer | 11:00 AM |
| CLOSING REMARKS<br>Jack Springer<br>Chief Executive Officer | 11:15 AM |
| Q&A | 11:30 AM |
| LUNCH, FACILITY TOURS,<br>INVESTOR/ANALYST SURF CONTEST | 12:00 PM |

MALIBU BOATS INC.

THREE ICONIC BRANDS, ONE GREAT COMPANY

5 STRATEGIC OVERVIEW MALIBU BOATSBOATS INC. INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

6 VIDEO

7 INTRODUCTIONS Jack Springer Wayne Wilson Ritchie Anderson Paxson St. Clair CEO CFO COO President, Cobalt NOT AVAILABLE Cory Duggar Donna Tallent Eric Bondy Rachael Green VP Engineering Director, EHS, PE, VP Sales & Marketing Engineering Manager Trailer and Engine MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

8 MALIBU AT A GLANCE 1982 2014 >1,200 YEAR MALIBU INITIAL PUBLIC EMPLOYEES WAS FOUNDED OFFERING WORLDWIDE 3 ACQUISITIONS ICONIC BRANDS: 3 4 MANUFACTURING MALIBU, COBALT START UPS LOCATIONS & AXIS 3 30+ 300+ 40+ MODELS OF DEALER COUNTRIES WORLD-CLASS LOCATIONS MALIBU BOATS WORLDWIDE PRODUCTS SOLD MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

9

# INVESTMENT HIGHLIGHTS

- Leader in the growing marine industry
- Strong track record of financial performance and market share gains
- Positioned to capitalize on continuing U.S. growth and prepared for growth in international markets post-tariff
- Culture of innovation leveraged across market-leading brands provides competitive advantage; transforming Cobalt into that same mindset
- Vertical integration and acquisition strategies provide opportunities to accelerate earnings growth
- Expanding product line with multiple avenues for growth

**24%**
NET REVENUE CAGR FY2013-2018[1]

**24%**
ADJUSTED EBITDA CAGR FY2013-2018[1][2]

**#1**
OVERALL MARKET SHARE IN PERFORMANCE SPORTS BOATS[3]

**#1**
MARKET SHARE IN 20' – 40' STERNDRIVE SEGMENT[3]

**GROWTH COMPANY WITH CONSISTENT, STRONG PERFORMANCE**

1. Fiscal Year 2018 includes acquisition of Cobalt which was closed in July of 2017.
2. Adjusted EBITDA and EBITDA Margin are non-GAAP measures. See "Use and Definition of Non-GAAP Financial Measures" and Appendix for a reconciliation of Adjusted EBITDA and EBITDA Margin to net income.
3. Source: SSI

MALIBU BOATS INC.

THREE ICONIC BRANDS, ONE GREAT COMPANY

10 DIVERSE PRODUCT OFFERING Length 20 – 25 ft. Length 23 – 30 ft. Outboard Recreational Boats Length 23 – 43 ft. 10 Models 3 Models Retail Price $100K – $630K 15 Models Premium Performance / Recreational Boats Outboard Recreational Boats Retail Price $55K – $180K Retail Price $85K – $225K Length 20 –24 ft. Length 20 – 40 ft. Pro Forma FY 2018 Volume Mix by Brand 5 Models 12 Models 41% 18% 8% Entry-level Performance / Recreational Boats Sterndrive Recreational Boats Retail Price $55K – $105K Retail Price $55K – $750K 33% MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

11

# CONSISTENT PERFORMANCE AND GROWTH

Net Revenue and Adjusted EBITDA[1] FYE June 30th


$550
$450
$350
$250
$150
$50
$100
$90
$80
$70
$60
$50
$40
$30
$20
$10
$167.0
$190.9
$228.6
$253.0
$281.9
$497.0
$31.8
$37.3
$43.7
$48.2
$55.7
$92.7
2013
2014
2015
2016
2017
2018
Adjusted EBITDA Margin(1)
14.1%
19.0%
19.5%
19.1%
19.1%
18.7%
Net Revenue
Adjusted EBITDA(1)

2010-2017 Performance Sports Boat Market Share


35.0%
30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
24.4%
32.6%
23.1%
21.6%
23.3%
21.7%
16.7%
11.7%
12.5%
12.4%
Malibu
Nautique
MasterCraft
Supra/Moomba
Other
2010
2017

- Consistently delivered record Net Revenue and Adjusted EBITDA[1] annually and quarterly on a year-over-year basis since its IPO in 2014

- Leading market share in total, premium and entry level performance sports boat categories
- Grown market share while top three competitors have decreased share by 150 bps or more
- Axis, entry level segment, has grown share by 500 bps since 2013

1. Adjusted EBITDA and EBITDA Margin are non-GAAP measures. See "Use and Definition of Non-GAAP Financial Measures" and Appendix for a reconciliation of Adjusted EBITDA and EBITDA Margin to net income.
2. Nautique represents all CorrectCraft brands including Ski Supreme and Centurion, source: SSI

MALIBU BOATS INC.

THREE ICONIC BRANDS, ONE GREAT COMPANY

12 STRATEGICALLY POSITIONED TO CAPITALIZE ON GROWTH ENTRY INTO WAKE FAST GROWING, #1 HIGH VOLUME MARKET SHARE SURFING OUTBOARD MARKET IN GROWING SEGMENTS PHENOMENA WITH COBALT AND PURSUIT LONG TERM LEADING DISCIPLINED RELATIONSHIPS WITH WITH INNOVATION STRATEGIC BEST DEALERS AND PRODUCTS ACQUISITIONS MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

13 SIGNIFICANT RUNWAY FOR CONTINUED GROWTH GROWING OPERATIONAL INCREASING MARINE GDP MARKET EXCELLENCE AGGRESSIVE INVESTMENT STRONGEST INCREASING HOUSEHOLD INCOME CONSUMER EXPANSION IN 20 CONFIDENCE YEARS INNOVATION STRONG ENVIRONMENT THAT WE DON’T CONTROL… AND A …STRONGER STRATEGY THAT WE DO CONTROL 1. Source: 2001 – 2017 NMMA; CY 2018 is a company estimate MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

14

# SIGNIFICANT RUNWAY FOR CONTINUED GROWTH

| Malibu / Axis | Cobalt Boats | Pursuit |
| --- | --- | --- |
| Market Growth | Operational Improvements | Remove Operational Constraints |
| Vertical Integration | Vertical Integration | New Product |
| Optimization | Surf Segment & Outboard Product | Distribution Expansion |

**STRONG ANNUAL GROWTH IN ADDRESSABLE MARKETS**

MALIBU / AXIS ~7%
COBALT ~ 5%
PURSUIT >10%

**WITH AN INCREASING FOCUS ON $3.7 BILLION FIBERGLASS OUTBOARD MARKET(1)**

1. Source: NMMA 2017

MALIBU BOATS INC.
THREE ICONIC BRANDS, ONE GREAT COMPANY

15 A PORTFOLIO OF MARKET LEADING BRANDS Saltwater outboard fishing Boat Segments Served Performance sport boats Sterndrive and outboard boats Dual console: #4 Market Position Performance sport boats: #1 Sterndrive (20’ – 40’): #1 Center console (24’ – 43’): #15 (2017) Offshore: #2 Dual console: (+7%) Overall Market Growth Performance sport boats: +7% Sterndrive (24’ – 29’): +5% Center console (24’ – 43’): (+20%) (2017 vs. 2016) Offshore: (-2%) Product Portfolio 15 16 15 (# of unique boat models) Boat Size Range 20’ – 25’ 20’ – 40’ 23’ – 43’ Annual Boat Unit Volume 4,000+ 2,000+ 500+ Average Sales Price >$75K ~$80K ~$225K Dealer Network 185+ 130+ 40+ 1. Source: SSI Calendar Year 2017 MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

16 GROWTH STRATEGY Strategic Product and Vertical Acquisitions Innovation Distribution Integration of Premium White Spaces Companies MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

17 KEY TAKEAWAYS FROM TODAY DYNAMIC OPERATIONAL EXCELLENCE WORLD CLASS PRODUCT DEVELOPMENT SOUND, STRATEGIC ACQUISITIONS OF PREMIUM BRANDS MARKET LEADER AND GROWING IN MULTIPLE SEGMENTS UNMATCHED INVESTMENT OPPORTUNITY MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

OPERATIONS REVIEW MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

19 CREATING THE ULTIMATE ON THE WATER EXPERIENCE Safety OPERATIONAL EXCELLENCE MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

20 CONTINUOUS IMPROVEMENT INITIATIVES Product Development Capacity utilization/footprint Sourcing optimization Workforce Quality Development Safety Vertical Integration Management Manufacturing Efficiency MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

21 OPERATIONAL EXCELLENCE • Culture centered on superior employees building the highest quality products in the most efficient manner • Provides an unmatched value to our dealers and customers • Vertical integration • Implementing the same strategy at Cobalt and ultimately Pursuit • Drives margin expansion over the long-term MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY2 1

22 SAFETY MALIBU COBALT Incident EXPERIENCED 2,154,000 EHS MANAGER hours w/o lost time Rate incident 1.35 56% REDUCTION IN INCIDENT #1 Priority RATE INTEGRATE SAFETY SAFETY MANAGEMENT SYSTEM 1. Industry Incident rate average is 5.0 MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

COBALT OPERATIONAL IMPROVEMENT IN JUST 12 23 MONTHS SCHEDULE ATTAINMENT – SMALL BOATS SCHEDULE ATTAINMENT – CRUISERS 160% 130% 140% 120% 120% 110% 100% 100% 80% 90% 60% 80% 40% 70% 20% 60% 0% Jul-17 Jul-17 Apr-17 Oct-17 Apr-18 Apr-17 Oct-17 Apr-18 Jan-17 Jun-17 Jan-18 Jun-18 Jan-17 Jun-17 Jan-18 Jun-18 Mar-17 Mar-18 Mar-17 Mar-18 Feb-17 Feb-18 Feb-17 Feb-18 Nov-17 Dec-17 Nov-17 Dec-17 Aug-17 Sep-17 Aug-17 Sep-17 May-17 May-18 May-17 May-18 UNITS SHIPPED DIRECT LABOR AS A % OF NET SALES 2017 2018 Jul-17 Oct-17 Apr-18 Jan-18 Jun-18 Mar-18 Feb-18 Nov-17 Dec-17 Aug-17 Sep-17 May-18 Jul-18 Oct-18 Apr-19 Jan-19 Jun-19 Mar-19 Feb-19 Nov-18 Dec-18 Aug-18 Sep-18 May-19 MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

24 PRODUCTIVITY EFFICIENCY FOCUS MALIBU HOURS PER UNIT • Design for Manufacturing • Lean Process • One Piece Flow 2010 • Material Delivery • Standard Work • Automation 2018 MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY2 4

25 QUALITY SUPPLIER QUALITY FOCUS MALIBU DEFECTS PER UNIT (DPU) • Production Part Approval Process (PPAP) • 5 Levels • Supplier Corrective Action (CAR) • Education on Internal Quality System(QT9) for entry • Site Surveys & Self Assessments INTERNAL QUALITY FOCUS • Production Meeting DPU Stats • DPU Mid-Day Review • Vital to Quality Checks • Process Audits • Corrective Action Process MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY2 5

26 MALIBU CAPACITY UTILIZATION 2009 2011-2012 2014 • Transform from batch build to one • Develop 5 year plan • Built shipping facility and mold storage piece flow in assembly and rigging • Permit Modification • Add gel coat booth • Upgrade ventilation system • Small parts w/ closed mold expansion • Add six gel coat booths • Upholstery mezzanine • One piece flow in lamination 2015 2016 2017 • Trailer Manufacturing vertically • Relocation and additions: • CNC fiberglass cutter integrated • Warehouse • New stringer build area • Final finish • Grinding booth expansion • Assembly • Added pulling station • Mezzanine MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

27 VERTICAL INTEGRATION 2009 – 2010 Towers and board racks Concept Continuous 2011 – 2014 Design improvement Aluminum billet / stainless components Vertical Integration 2015 Trailers Quality Manufacturing 2018 Safety Engines MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

28 ENGINE INITIATIVE Strategic Rationale • Largest dollar procured part • Direct control around product path – design, innovation, calibration, integration and collaboration with the decades long industry leader, General Motors (GM) • Better value • Driver of additional Malibu profitability Path to Delivery • Three year project plan to launch engine marinization began in 2016 • About three year pay back on the initial investment, contributing over 100 bps of margin once fully ramped(1) • Project is on budget and on schedule to begin initial production in MY19 Execution Certainty • Universally accepted GM blocks • GM dedicated marine unit • Industry standard components • Experienced internal and external resources • Extensive testing • Staged rollout • Safety stock 1. Excludes impact of Pursuit acquisition scheduled to close in Q2 FY19 MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

29

# VERTICAL INTEGRATION: TRAILER MANUFACTURING

| December 2014 | January 2015 | February 2015 | March 2015 | April 2015 | May 2015 | June 2015 |
|---|---|---|---|---|---|---|
| Start issuing P.O.s for equipment | Acquire key talent / begin sourcing process for long lead items | Begin design work for fixtures | Begin ordering shorter lead time items | Prototype production beings | Complete staffing | Begin production for MY2016 trailers |

"I have been in this business for a long time and Malibu makes the besting fitting trailers in the industry" – Minnesota Inboard

"You are killing it with trailers; best towing and loading trailers we have ever used" – Waterski America

"We love Malibu trailers; they look great and perform even better" – Taylor's

MALIBU BOATS INC.

THREE ICONIC BRANDS, ONE GREAT COMPANY

30 MALIBU MONSOON A Storm is Brewing 3 0

31 VIDEO

32 DESIGN, DEVELOPMENT & TESTING Partners • GM Motors • McLaren Engineering • Davinci Design • Roush Performance MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY3 2

33 MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

34 ENGINE PROJECT UPDATE • Testing continues on engines • 4000+ hours of testing • M6Di engines have been sent to selected dealers • No known issues • EPA & CARB certifications completed 7/6/2018 • Facility work is complete • Ramp up production in progress • M6Di Soft Launch begins in September 2018 with the 25 LSV • M6Di to release with 24 MXZ and M235 in October 2018 MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

PRODUCT ENGINEERING MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

36

# CULTURE OF INNOVATION

**2009**

Launch Axis brand of boats to attract entry-level consumers



Malibu vertically integrates towers and board racks

**2012**



Malibu MXZ series of premium picklefork boats introduced

Introduce Surf Gate technology that revolutionizes the control of waves and wakes



**2014**

Command Center is released featuring two touchscreens that puts control of everything at the driver's fingertips





Malibu releases the Surf Band which allows riders to control the wave from their wrist

**2015**



Malibu introduces the re-engineered, performance enhancing Integrated Surf Platform (ISP) featuring Power Wedge II

Malibu introduces backup camera





Malibu introduces Command Wheel with steering wheel controls

**2016**

Malibu introduces the ultra-premium M235



Announced engine marinization initiative, which should be operational in FY19





Malibu introduces the fully-powered Gx tower

**2018**



Malibu introduces waterproof wireless charging

Malibu introduces docking camera



MALIBU BOATS INC.

THREE ICONIC BRANDS, ONE GREAT COMPANY

37 CUSTOMER-CENTRIC DEVELOPMENT APPROACH Collaborative development to meet evolving consumer appetite for performance First-hand conversations with the Surveys, online product engineers/ forums, trade shows designers Many ideas are Shared passion for generated internally boating throughout the from executives down organization Large, broad group of employee boaters MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

38 PRODUCT DESIGN CRITERIA • Safety • Customer experience • Performance • Quality • Service • Design for Manufacturing MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

39 INVESTMENT IN ENGINEERING • In 2009, Malibu had 1 degreed engineer; now has more than 25 • 3D printers • Computer-Aided Design (CAD) Software • Engineering test boats • More test equipment • Investing in our engineers (training, trade shows, more customer-facing events) • Taking the same approach to enhance Cobalt MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

40 NIMBLE, QUICK TO REACT TO CHANGING PREFERENCES • Increasing in-house design and engineering • Utilizing CAD-modeling and 3D printers • Identifying common parts • Foresight to identify industry trends (e.g. trade shows and dealer meetings) • Engineering lives with manufacturing during product integration MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

414 1 PRODUCT LAUNCH CADENCE • 36-month strategic product roadmap • 1st 18 months locked • 2nd 18 months flexible to change based on inputs • 12-18 Months concept to production • 4 new Malibu/Axis models a year • 30-40 new features/year • Phase gate process • Product Specification – data driven, market research focused on customer value • Cross-departmental strategic planning and integration MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

42 MALIBU AND COBALT ENGINEERING PARTNERSHIP • IP and technology sharing • Phase Gate product development and acceleration of new product to market • Shared vertical integration opportunities with more coming for both companies • Integration of engineering tools and training • Extension of Malibu engineering footprint to Cobalt MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

COBALT BOATS MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

44 COBALT BOATS - OVERVIEW • One of the most recognized marine brands in the world • #1 market share leader in stern drive boats from 20’-40’; 1/3 of the market in 24’-29’(1) • Dealers have #1 or #2 market share position in 65% of U.S. markets • R models are the strongest, best selling models in the market by a wide margin • Cobalt owns approximately 40% of the stern surf segment 1. Source: SSI MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

45 MARKET OPPORTUNITY 2010 - 2017 24’ – 29’ Sterndrive Market Share 2017 20’ – 40’ U.S. Sterndrive Market Share 39.4% Others 40.0% 32.6% 35.0% 32.1% 6.4% 30.0% 25.0% 6.6% 16.5% 20.0% 18.6% 14.2% 14.7% 15.2% 8.8% 15.0% 12.7%13.2% 8.9% 8.9% 10.0% 7.0% 14.5% 14.6% 5.1% 6.4% 5.0% 3.6% 0.0% Cobalt Sea Ray Chaparral Regal Crownline Monterey Others 2010 2017 Cobalt Sea Ray Chaparral Regal Monterey Crownline Bayliner • Cobalt holds the leading U.S. market share in the core 24’ – 29’ and 20’ – 40’ sterndrive segments • Cobalt continues to outpace the market and take share from competitors 1. Source: SSI as of December 31, 2017. 1. Source: SSI MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

46 COBALT PRODUCT OVERVIEW GATEWAY R SERIES A SERIES OUTBOARD SURF SERIES SERIES SERIES • “Entry Level” model line for • The R Series targets • The A Series is a • The Outboard Series is • Cobalt’s line of surf ready 1st time buyer / younger Cobalt’s core customer brand/image building Cobalt’s first entry into the boats product line focused on the growing outboard buyer • 5 models • Primarily for the family premium boat buyer • Designed for the customer • 4 models • 23’ to 35’ customer who wants to be • 3 models who wants coastal versatility • 20’ to 24’ able to surf but ride in • MSRP $89K to $287K but premium features • 28’ to 40’ comfort and convenience • MSRP $53K to $70K • 3 models • MSRP $200K to $750K • 4 models • 23’ to 30’ • 20’ to 27’ • MSRP $95K to $225K • MSRP $62K to $157K MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

47 GROWTH OPPORTUNITIES Dealer Improvement Outboard Product 30 - 40 ft Day Cruiser Segment Surf Product International Distribution Operational Excellence MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

48 INTEGRATION PROGRESS Progress After the 1st Year: New Product Development Sales and Dealer Development Process • Malibu’s operational prowess has • Cobalt's development process was helped Cobalt increase throughput outdated and new models • Adding news dealers had been by 40% were behind slowed due to the lack of availability • Building more boats with reduced • Malibu has greatly enhanced our • The Malibu process has helped head count and overtime reduced product development processes identify growth opportunities from 12% to under 4% • New engineering leadership has • Dealers are now being held • Malibu’s material sourcing has quickly improved the product accountable to produce leading helped improve product quality and market share reduce cost • We have a product development plan in place to develop 4 new • Added new international sales models every year management and a renewed focus MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

ACQUISITION OF PURSUIT BOATS MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

50 COMPELLING INVESTMENT THESIS Accretive transaction that supports profitability and margin expansion Distribution growth opportunity for Pursuit and distribution synergies with Cobalt exist Ability to leverage manufacturing, design expertise and distribution to accelerate outboard growth Broadens Malibu’s breadth of boat offerings, diversifies end markets and boosts growth profile Saltwater outboard market is one of the largest and fastest growing segments in the marine industry Strategic transaction expands Malibu’s premium brand offering into the saltwater outboard market MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

51 TRANSACTION ANNOUNCEMENT SUMMARY Acquisition of meaningful scale and opportunity Premium brand in a large and fast-growing market segment Consistent with our stated strategic acquisition approach Further enhances and diversifies Malibu’s product offerings Similar business model allows us to use our well developed playbook Anticipate immediate accretion to FY2019 EPS MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

52 PURSUIT BOATS AT A GLANCE • A leader in the saltwater outboard fishing boat market • Proven product design expertise • Strong reputation for innovation and quality • High growth market with momentum • Numerous opportunities for growth and profitability enhancement • Maintains a loyal customer base MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

53

# PURSUIT EVOLUTION

## Key Statistics ($MM)

| | |
|---|---|
| **$124**<br>TTM June 2018 Net Sales | **15**<br># of Boat Models |
| **~40**<br># of Dealers | **~12+ yrs.**<br>Length of Dealer Relationships |
| **1**<br>Dedicated Facility | **~230k**<br>Facility Size (Sq. ft.) |

## Company Overview


Fort Pierce, FL

- 1974: S2 Yachts, Inc. ("S2"), parent company, is founded
- Privately-owned manufacturer of luxury powerboats, including inboard power yachts, cruising and sport fishing boats
- 1977: Introduced the Pursuit series of fishing boats
- 1983: Built Ft. Pierce facility (75K sq. ft.)
- 2000, 2005 & 2018: Expanded Ft. Pierce facility
- Customers value Pursuit's strong brand, high quality, broad availability, on-time delivery, customer service and competitive prices
- Pursuit exclusively uses Yamaha outboard engines and is one of the largest purchasers of large Yamaha 3 and 5 liter engines

MALIBU BOATS INC.
THREE ICONIC BRANDS, ONE GREAT COMPANY

54

# PRODUCT OFFERING



## CENTER CONSOLE

- Central helm and open hull provide 360-degree access to the water
- Ideal for fishing as anglers can walk from bow to stern without navigating around the console
- Sport models offer heightened comfort with luxury amenities and additional seating choices and social areas
- Lengths: 24' – 43'
- # of models: 7



## OFFSHORE

- Combines seaworthiness and fishability with the luxury of cruisers
- Designed for the conditions of the open sea and rigged with equipment for extended offshore fishing trips
- Complete cabin amenities, including sleeping areas
- Lengths: 25' – 38'
- # of models: 3



## DUAL CONSOLE

- Superior seating on both sides of the boat provide comfortable lounge areas for many people
- Versatile design ideal for casual cruising and entertainment, but also make exceptional fishing boats
- Lengths: 23' – 35'
- # of models: 5

MALIBU BOATS INC.

THREE ICONIC BRANDS, ONE GREAT COMPANY

55 OPPORTUNITY FOR GROWTH AND IMPROVEMENT Fast-Growing Saltwater • Malibu will eliminate capacity constraints through a combination of Outboard Market footprint expansion and operational efficiencies • Product development opportunities in whitespace and adjacent Robust Product Portfolio markets Leveraging Pursuit • Leverage Pursuit experience to accelerate Cobalt outboard growth Engineering • Combine purchasing power with Cobalt for outboard engines • Use Malibu’s strong operational playbook to enhance margin Operational Excellence through process efficiency and vertical integration • Multi-brand distribution opportunities with Cobalt Distribution • Expansion into additional saltwater markets and freshwater lakes MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

56

# FINANCIAL DETAILS

~6.5x
PURCHASE PRICE MULTIPLE

~5.8x
PURCHASE PRICE MULTIPLE NET OF TAX BENEFIT

Q2 FY19
EXPECTED CLOSE

~550
ANNUAL UNIT VOLUME

~$225K
NET SALES PER UNIT

LOW 20s
GROSS MARGIN %

>.$35
PER SHARE ANNUAL ACCRETION[1]

1. Excluding Amortization and Purchase Accounting Adjustments.

MALIBU BOATS INC.

THREE ICONIC BRANDS, ONE GREAT COMPANY

SALES AND MARKETING MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

58 VIDEO

59 CUSTOMER PROFILE The Malibu customer is aged 30-55 with high income, the Axis customer fills the gap being slightly younger and while still a high income lesser than Malibu MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

60

# CUSTOMER CHARACTERISTICS

## MALIBU CUSTOMER PROFILE

| | | |
|---|---|---|
| FAMILY PURCHASE | 89% | MALIBU OWNERS HAVE KIDS/GRANDKIDS |
| EXPERIENCED BOAT OWNERS | >50% | HAVE OWNED 4 OR MORE BOATS |
| REPEAT CUSTOMERS | 56% | PREVIOUSLY OWNED A MALIBU |
| NON-MALIBU OWNERS | 44% | NEW TO MALIBU |

## AXIS CUSTOMER PROFILE

| | | |
|---|---|---|
| FAMILY PURCHASE | 86% | AXIS OWNERS HAVE KIDS/GRANDKIDS |
| NOT AS SEASONED BOAT OWNERS | 30% | HAVE OWNED 4 OR MORE BOATS |
| REPEAT CUSTOMERS | 59% | PREVIOUSLY OWNED AN AXIS |
| NON-AXIS OWNERS | 41% | NEW TO AXIS |

MALIBU BOATS INC.

THREE ICONIC BRANDS, ONE GREAT COMPANY

61 NET PROMOTER SCORE Apple Corp 68 MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

62 6 DEALER OVERVIEW 2 Strongest distribution channel in tow boat space #1 MARKET SHARE IN THE WORLD WITH NEARLY 4 OUT OF EVERY 10 BOATS SOLD 135 42% NORTH AMERICAN 10+ YEARS WITH MALIBU = DEALERS SEASONED CHANNEL PARTNERS 92% 80% EXCLUSIVE MALIBU/AXIS CARRY TANGENTIAL LINE TOW BOAT REPRESENTATION (PONTOON, RUNABOUT) DISTRIBUTION IN MARKET SHARE COUNTRIES VERY STRONG TIED FOR EXPANDED TO 34 OUTSIDE THE US INDIVIDUAL #1 #1 #1 POINTS IN AUSTRALIA IN EUROPE IN ASIA 80 (<63%) (32%) (48.5%) MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

63 SALES GROWTH STRATEGY • Leverage best in class products to drive share growth • Malibu/Axis will continue to be the leader in new products and technology • Continue Domestic Dominance • Maximize dealer productivity, focus energies on markets that have the best possible return, challenge for #1 in every market • Grow dealer exclusivity • Targeted marketing to attract first-time buyers and owners from other categories into the tow boat segment • Leverage Axis brand to attract younger buyers • Targeted international marketing efforts • Country specific, language appropriate websites • Significant increase in grass roots marketing events MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

64 MODEL YEAR 2019 PRODUCTS TO DRIVE SHARE GROWTH 2019 Malibu 25 LSV 2019 Malibu 22 LSV 2019 Axis A22 2019 Axis T23 MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

65 VIDEO

66 MODEL YEAR 2019 PRODUCTS TO DRIVE SHARE GROWTH 2019 Malibu 25 LSV 2019 Malibu 22 LSV 2019 Axis A22 2019 Axis T23 MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

67 VIDEO

68 MARKETING INITIATIVES • Strong National Presence • Best in class website/Boat Configurator • Organic Digital Audience • 2.7M Social interactions • Key Market Strategy • Geo Fenced, targeted ramp up to drive frequency and reach • Local Presence • Grass roots marketing at the local level with dealers • Strong COOP advertising program • Malibu driven event marketing (Just ride tour) MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

69 SOCIAL MEDIA LANDSCAPE 500,000 400,000 300,000 200,000 100,000 - Malibu Axis Nautique Mastercraft Tige Centurion Moomba Facebook Page Likes Instagram followers Twitter followers • Largest combined social audience • Leading the industry in social interactions 1. Source: SSI as of December 31, 2017. MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

70 AWARD-WINNING 3-D BUILD A BOAT WEBSITE • Utilizes state of the art Web GL technology • Allows for complete configuration as well as manipulation of the image for viewing • Change exterior and interior colors, add accessories, change time of day, and save/send to dealer • Malibu/Axis Build a Boat Session increase 8X since launch in July of 17 with nearly 125K complete boats built • Award-winning design MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

71 MALIBU JUST RIDE TOUR Multi-stop, grass roots dealer marketing events Promoted regionally and locally using traditional and social channels Malibu personnel, athletes and dealer participation in on water events Dealers leverage VIP customers at events MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

FINANCIAL PERFORMANCE MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

73 RECAP OF FISCAL 2018 AFDNI per Share(1) • Record FY18 net sales, gross profit, Adjusted EBITDA, and AFDNI per share $2.60 $1.56 • Net sales are up 76.3% year-over-year • Net sales per unit increased 6.9% FY 2017 FY 2018 • Driven by Y/Y price increases • New and larger model mix Adjusted EBITDA(2) • Optional features $92.7 $55.7 • Gross profit increased 60.4% and gross margin was 24.2% FY 2017 FY 2018 1. See Appendix for a reconciliation of Net Income to Adjusted Fully Distributed Net Income. 2. See Appendix for a reconciliation of Non-GAAP Adjusted EBITDA to Net Income. MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

74 GROWTH COMPANY WITH A PROVEN TRACK RECORD Net Sales ($mm)(2) $497.0 $281.9 $228.6 $253.0 Malibu: $167.0 $190.9 Consistent and FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 continued performance Adjusted EBITDA ($mm)(2)(3) since IPO(1) $92.7 $55.7 $43.6 $48.2 $31.8 $37.3 FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 1. Our IPO was completed on February 5, 2014. 2. FYE June 30. 3. Adjusted EBITDA is a non-GAAP measure. See “Use and Definition of Non-GAAP Financial Measures” and Appendix for a reconciliation of Adjusted EBITDA to net income. MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

75 GROWTH COMPANY WITH A PROVEN TRACK RECORD Strong growth in (2) AFDNI EPS Adjusted Fully Distributed Net Income Per Share ($)(1)(2) $2.60 • Malibu has grown AFDNI per $1.56 share substantially over the past $1.11 $1.32 four years $0.68 $0.78 FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 • 66.7% growth in FY2018 • 18.2% growth in FY2017 • 18.9% growth in FY2016 1. FYE June 30. 2. AFDNI is a non-GAAP measure. See “Use and Definition of Non-GAAP Financial Measures” and Appendix for a reconciliation of adjusted fully distributed net income per share to net income. MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

76 GROWTH COMPANY WITH A PROVEN TRACK RECORD Robust free cash flow Free Cash Flow ($mm)(1)(2) generation(2) $82.3 $46.5 $38.2 $42.0 • Free cash flow generation is a $28.9 $31.4 result of healthy operating margins and low capital FY 2013 FY 2014 FY 2015 FY 2016 FY 2017 FY 2018 FCF% of requirements (recurring CapEx Adjusted 91% 84% 88% 88% 83% 89% ~2% of sales) EBITDA • Highly efficient working capital cycle 1. FYE June 30. 2. Free Cash Flow is a non-GAAP measure. See “Use and Definition of Non-GAAP Financial Measures” and Appendix for a reconciliation of free cash flow to net income. MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

77 MARGIN EXPANSION GOALS • Our stated and achieved goal at the IPO was to reach Adjusted EBITDA margins >20% • The acquisition of Cobalt in July 2017 reset our margin baseline • Our FY18 Adjusted EBITDA margin was 18.7% • When the acquisition of Pursuit is incorporated we will reset our margins again but there is a path forward • Engine Vertical Integrations • Applying the same blueprint we used for Malibu at Cobalt and ultimately Pursuit • Vertical integration • Other operational excellence strategies 1. Adjusted EBITDA Margin is a non-GAAP measure. See “Use and Definition of Non-GAAP Financial Measures” and Appendix for a reconciliation of Adjusted EBITDA Margin to net income. 2. Our IPO was completed on February 5th, 2014. MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

78 CAPITAL ALLOCATION PRIORITIES 1. ORGANIC INVESTMENT / STRATEGIC ACQUISITIONS TECHNOLOGY / PROCESS ENGINEERING / VERTICAL INNOVATION / BRAND OPERATIONAL INTEGRATION EXPANSION ENHANCEMENTS 3. RETURN OF CAPITAL TO 2. DEBT PAYDOWN SHAREHOLDERS MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

79 FY19 FULL YEAR OUTLOOK METRIC TARGET(1) Unit Volume Increase in mid-single digits Net Sales Approaching high-single digit growth Gross Margin % Modest increase Acquisition, Integration and Engine Expense ~$6 million Adjusted EBITDA Margin Modest increase Capital Expenditures About $15 million 1. Fiscal Year 2019 Outlook does not include any contribution from the Pursuit Boats acquisition that we expect to close in the fiscal 2019 second quarter 2. Outlook as of 09/06/2018 MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

80 LONG-TERM FINANCIAL TARGETS METRIC TARGET Annual Net Sales Growth ~10% Adjusted EBITDA Margin % >20% Long-term EPS Annual Growth >15% MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

CLOSING COMMENTS MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

82 KEY TAKEAWAYS FROM TODAY DYNAMIC OPERATIONAL EXCELLENCE WORLD CLASS PRODUCT DEVELOPMENT SOUND, STRATEGIC ACQUISITIONS OF PREMIUM BRANDS MARKET LEADER AND GROWING IN MULTIPLE SEGMENTS UNMATCHED INVESTMENT OPPORTUNITY MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

Q&A MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

84 APPENDIX

85

# RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND FREE CASH FLOW

The following table sets forth a reconciliation of net income as determined in accordance with GAAP to Adjusted EBITDA, Adjusted EBITDA Margin and Free Cash Flow for the periods indicated (dollars in thousands):

| | Fiscal Year Ended June 30, | | | | | | |
|---|---|---|---|---|---|---|---|
| ($ in 1000s) | 2012 | 2013 | 2014 | 2015 | 2016 | 2017 | 2018 |
| Net (Loss) Income | $ 11,106 | $ 17,984 | $ (1,188) | $ 23,183 | $ 20,295 | $ 31,075 | $ 30,969 |
| (Benefit) Provision for Income Taxes[1] | - | - | (2,220) | 8,663 | 11,801 | 17,593 | 58,418 |
| Acquisition and Integration Related Expenses[2] | - | - | - | 1,676 | 401 | 3,056 | 2,859 |
| Interest Expense | 1,433 | 1,334 | 2,962 | 954 | 3,884 | 1,559 | 5,385 |
| Depreciation & Amortization | 6,072 | 6,268 | 6,777 | 4,890 | 5,524 | 6,748 | 12,854 |
| Severance & Relocation[3] | 181 | 192 | - | - | - | - | - |
| Management Fees & Expenses[4] | 87 | 2,896 | 4,584 | - | - | - | - |
| Professional Fees & Nautique Litigation[5] | 852 | 2,957 | 2,219 | 2,654 | 1,111 | 1,038 | 26 |
| PCMW Litigation Settlement[6] | - | - | 20,000 | - | - | - | - |
| Marine Power Litigation Judgement[7] | - | - | - | - | 3,268 | (1,093) | - |
| Non-cash Compensation Expenses[8] | 132 | 127 | 2,577 | 1,467 | 1,947 | 1,396 | 1,973 |
| Offering Related Expenses[9] | - | - | 1,561 | 161 | - | - | - |
| Engine Development[10] | - | - | - | - | - | 2,489 | 4,871 |
| Adjustments to Tax Receivable Agreement[11] | - | - | - | - | - | (8,140) | (24,637) |
| Adjusted EBITDA | $ 19,863 | $ 31,758 | $ 37,272 | $ 43,648 | $ 48,231 | $ 55,721 | $ 92,718 |
| % Margin | 14.1% | 19.0% | 19.5% | 19.1% | 19.1% | 19.8% | 18.7% |
| Capital Expenditures | (2,651) | (2,878) | (5,915) | (5,366) | (6,176) | (9,262) | (10,449) |
| Free Cash Flow | $ 17,212 | $ 28,880 | $ 31,357 | $ 38,282 | $ 42,055 | $ 46,459 | $ 82,269 |

MALIBU BOATS INC.

THREE ICONIC BRANDS, ONE GREAT COMPANY

86 RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND FREE CASH FLOW 1. Provision for income taxes for fiscal year 2018 reflects the impact of the Tax Act adopted in December 2017, which among other items, lowered the U.S. corporate income tax rate from 35% to 21%, effective January 1, 2018. For fiscal year 2018, we recorded a non- cash adjustment to income tax expense of $44.5 million for the remeasurement of deferred taxes on the enactment date and the deferred tax impact related to the reduction in the tax receivables agreement liability. 2. Represents legal, professional, and advisory fees incurred in connection with our acquisition of Cobalt, which was completed on July 6, 2017, and our agreement to acquire Pursuit, which agreement we signed on August 21, 2018. Integration related expenses for fiscal year 2018 include post-acquisition adjustments to cost of goods sold of $1.5 million for the fair value step up of inventory acquired, most of which was sold during the first quarter of fiscal year 2018. 3. Represents one-time employment related expenses, including a severance payment to a former executive, and costs to relocate certain departments from California to our Tennessee facility. 4. Represents management fees and out-of-pocket expenses paid pursuant to our management agreement with Malibu Boats Investor, LLC, an affiliate, which was terminated upon the closing of the IPO. Upon termination of the agreement, we paid a one-time termination fee of $3.75 million. 5. Represents legal and advisory fees related to our refinancing activities and legal expenses associated with our litigation with Pacific Coast Marine Windshields Ltd. (“PCMW”), Nautique Boat Company (“Nautique”), offset by the portion of the $2.3 million settlement received from Nautique for past infringement claims under the Nautique Settlement Agreement entered into on February 6, 2015 and legal and advisory fees related to our litigation with Mastercraft offset by the settlement received from them in connection with the Mastercraft Settlement and License Agreement entered into on May 2, 2017. 6. Represents a one-time charge related to the settlement of litigation with PCMW on September 15, 2014. 7. Represents a charge recorded in fiscal 2016 related to a judgment rendered against us in connection with a lawsuit by Marine Power, a former engine supplier, on August 18, 2016 and the reduction of that charge to $2.2 million, the amount ultimately settled and paid in the fourth quarter of fiscal 2017. 8. Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC. During the second quarter of fiscal year 2014, we recorded a $1.8 million stock compensation charge as a result of the modification of certain profits interest awards previously granted in 2012 under the first amended and restated limited liability company agreement of the LLC, as amended, in connection with our IPO. 9. Includes legal, professional and advisory costs incurred in connection with our equity offerings, equity tender offer and IPO completed in fiscal years 2015 and 2014, respectively. There were no such offering costs for fiscal year 2016 or 2017. 10. Represents costs incurred in connection with our vertical integration of engines including product development costs and supplier transition performance incentives. 11. In FY2017, represents a decrease in the estimated tax receivable agreement liability stemming from tax legislation enacted during the fourth quarter of fiscal 2017 which reduced the tax rate applied in computing the future benefit expected to be realized by us on increased tax basis from previous sales and exchanges of LLC Units by the pre-IPO owners. For fiscal year 2018, we recognized other income as a result of a decrease in our estimated tax receivable agreement liability. The reduction in our tax receivable agreement liability resulted from the adoption of the Tax Act, which decreased the estimated tax rate used in computing our future tax obligations and, in turn, decreased the future tax benefit we expect to realize related to increased tax basis from previous sales and exchanges of LLC Units by our pre-IPO owners. MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

87

# RECONCILIATION OF NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCK TO ADJUSTED FULLY DISTRIBUTED NET INCOME OF CLASS A COMMON STOCK (UNAUDITED):

The following table sets forth a reconciliation of net income attributable to Malibu Boats, Inc. to Adjusted Fully Distributed Net Income for the periods presented (dollars in thousands, except per share data):

| ($ in 1000s) | Fiscal Year Ended June 30, | | | | | | |
|---|---|---|---|---|---|---|---|
| | 2012 | 2013 | 2014 | 2015 | 2016 | 2017 | 2018 |
| Net income attributable to Malibu Boats, Inc. | $ - | $ - | $ (4,676) | $ 14,661 | $ 18,042 | $ 28,358 | $ 27,613 |
| Income tax provision[1] | - | - | (2,220) | 8,663 | 11,801 | 17,593 | 58,418 |
| Management fees and expenses [2] | 87 | 2,896 | 4,584 | - | - | - | - |
| Professional fees [3] | 852 | 2,957 | 2,219 | 2,654 | 1,111 | 1,038 | 26 |
| PCMW litigation settlement [4] | - | - | 20,000 | - | - | - | - |
| Marine Power litigation judgment [5] | - | - | - | - | 3,268 | (1,093) | - |
| Acquisition and integration related expenses [6] | - | - | - | 1,676 | 401 | 3,056 | 5,719 |
| Fair market value adjustment for interest rate swap [7] | - | - | - | - | 863 | (912) | (369) |
| Stock based compensation expense [8] | 132 | 127 | 2,577 | 1,467 | 1,947 | 1,396 | 1,973 |
| Offering related expenses [9] | - | - | 1,561 | 161 | - | - | - |
| Engine development [10] | - | - | - | - | - | 2,489 | 4,871 |
| Adjustment to tax receivable agreement [11] | - | - | - | - | - | (8,140) | (24,637) |
| Net income attributable to non-controlling interest [12] | 11,106 | 17,984 | 3,488 | 8,522 | 2,253 | 2,717 | 3,356 |
| Fully distributed net income before income taxes | 12,177 | 23,964 | 27,533 | 37,804 | 39,686 | 46,502 | 76,970 |
| Income tax expense on fully distributed income before income taxes [13] | 4,384 | 8,627 | 9,912 | 13,420 | 14,089 | 16,508 | 20,908 |
| Adjusted Fully Distributed net income | $ 7,793 | $ 15,337 | $ 17,621 | $ 24,384 | $ 25,597 | $ 29,994 | $ 56,062 |

MALIBU BOATS INC.

THREE ICONIC BRANDS, ONE GREAT COMPANY

88 RECONCILIATION OF NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCK TO ADJUSTED FULLY DISTRIBUTED NET INCOME OF CLASS A COMMON STOCK (UNAUDITED): 1. Provision for income taxes for fiscal year 2018 reflects the impact of the Tax Act adopted in December 2017, which among other items, lowered the U.S. corporate income tax rate from 35% to 21%, effective January 1, 2018. For fiscal year 2018, we recorded a non-cash adjustment to income tax expense of $44.5 million for the remeasurement of deferred taxes on the enactment date and the deferred tax impact related to the reduction in the tax receivables agreement liability. Refer to Note 10 of our consolidated financial statements included elsewhere in this Annual Report. 2. Represents management fees and out-of-pocket expenses paid pursuant to our management agreement with Malibu Boats Investor, LLC, an affiliate, which was terminated upon the closing of the IPO. Upon termination of the agreement, we paid a one-time termination fee of $3.75 million. 3. Represents legal and advisory fees related to our refinancing activities and legal expenses associated with our litigation with Pacific Coast Marine Windshields Ltd. (“PCMW”), Nautique Boat Company (“Nautique”), offset by the portion of the $2.3 million settlement received from Nautique for past infringement claims under the Nautique Settlement Agreement entered into on February 6, 2015 and legal and advisory fees related to our litigation with Mastercraft offset by the settlement received from them in connection with the Mastercraft Settlement and License Agreement entered into on May 2, 2017. 4. Represents a one-time charge related to the settlement of litigation with PCMW on September 15, 2014. 5. Represents a charge recorded in fiscal 2016 related to a judgment rendered against us in connection with a lawsuit by Marine Power, a former engine supplier, on August 18, 2016 and the reduction of that charge to $2.2 million, the amount ultimately settled and paid in the fourth quarter of fiscal 2017. 6. Represents legal and advisory fees as well as integration related costs incurred in connection with acquisition activities, including our acquisition of Malibu Boats Pty. Ltd. completed on October 23, 2014. Represents legal, professional, and advisory fees incurred in connection with our acquisition of Cobalt, which was completed on July 6, 2017, and our agreement to acquire Pursuit, which agreement we signed on August 21, 2018. Integration related expenses for fiscal year 2018 include post-acquisition adjustments to cost of goods sold of $1.5 million for the fair value step up of inventory acquired, most of which was sold during the first quarter of fiscal year 2018 and $3.0 million of amortization on intangibles acquired. 7. Represents the change in the fair value of our interest rate swap entered into on July 1, 2015. 8. Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC. During the second quarter of fiscal year 2014, we recorded a $1.8 million stock compensation charge as a result of the modification of certain profits interest awards previously granted in 2012 under the first amended and restated limited liability company agreement of the LLC, as amended, in connection with our IPO. 9. Includes legal, professional and advisory costs incurred in connection with our equity offerings, equity tender offer and IPO completed in fiscal years 2015 and 2014, respectively. There were no such offering costs for fiscal year 2016 or 2017. 10. Represents costs incurred in connection with our vertical integration of engines including product development costs and supplier transition performance incentives. 11. In FY2017, represents a decrease in the estimated tax receivable agreement liability stemming from tax legislation enacted during the fourth quarter of fiscal 2017 which reduced the tax rate applied in computing the future benefit expected to be realized by us on increased tax basis from previous sales and exchanges of LLC Units by the pre-IPO owners. For fiscal year 2018, we recognized other income as a result of a decrease in our estimated tax receivable agreement liability. The reduction in our tax receivable agreement liability resulted from the adoption of the Tax Act, which decreased the estimated tax rate used in computing our future tax obligations and, in turn, decreased the future tax benefit we expect to realize related to increased tax basis from previous sales and exchanges of LLC Units by our pre-IPO owners. 12. Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock. Earnings (loss) prior and up to our IPO on February 5, 2014 were entirely allocable to members of the LLC, as such we updated our historical presentation to attribute these earnings (loss) to the non-controlling interest LLC Unit holders. 13. Reflects income tax expense at an estimated normalized annual effective income tax rate of 28.0% of income before taxes for fiscal year 2018 and an income tax rate of 35.5% of income before income taxes for the fiscal years ended June 30, 2017, 2016, 2015 and 2014, assuming the conversion of all LLC Units into shares of Class A Common Stock. The estimated normalized annual effective income tax rate is based on the federal statutory rate plus a blended state rate adjusted for deductions under Section 199 of the Internal Revenue Code of 1986, as amended, state taxes attributable to the LLC, and foreign income taxes attributable to our Australian based subsidiary. MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

89

# RECONCILIATION OF DENOMINATOR FOR NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCK PER SHARE TO ADJUSTED FULLY DISTRIBUTED NET INCOME PER SHARE OF CLASS A COMMON STOCK (UNAUDITED):

The following table sets forth a reconciliation of denominator for net income attributable to Class A Common Stock per share to Adjusted Fully Distributed Net Income per share of Class A Common Stock for the periods presented:

| Reconciliation of denominator for net income available to Class A Common Stock per share to Adjusted Fully Distributed Net Income per Share of Class A Common Stock: | Fiscal Year Ended June 30, | | | | | | |
|---|---|---|---|---|---|---|---|
| | 2012 | 2013 | 2014 | 2015 | 2016 | 2017 | 2018 |
| Weighted average sgares outstanding of Class A Common Stock used for basic net income per share | 11,055,310 | 11,055,310 | 11,055,310 | 15,732,531 | 17,934,580 | 17,844,774 | 20,189,879 |
| Adjustments to weighted average shares of Class A Common Stock: | | | | | | | |
| Weighted-average LLC units held by non-controlling unit holders[1] | 11,373,737 | 11,373,737 | 11,373,737 | 6,194,270 | 1,407,311 | 1,338,907 | 1,138,917 |
| Weighted-average unvested restricted stock awards issued to management[2] | – | – | – | – | 48,466 | 112,859 | 132,673 |
| Total restricted stock units granted to directors[3] | 69,584 | 69,584 | 69,584 | – | – | – | – |
| Adjusted weighted average shares of Class A Common Stock outstanding used in computing Adjusted Fully Distributed Net Income per Share of Class A Common Stock: | 22,498,631 | 22,498,631 | 22,498,631 | 21,926,801 | 19,390,357 | 19,296,540 | 21,461,469 |

MALIBU BOATS INC.

THREE ICONIC BRANDS, ONE GREAT COMPANY

90 RECONCILIATION OF DENOMINATOR FOR NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCK PER SHARE TO ADJUSTED FULLY DISTRIBUTED NET INCOME PER SHARE OF CLASS A COMMON STOCK (UNAUDITED): 1. Represents the weighted average shares outstanding of LLC Units held by non-controlling interests assuming they were exchanged into Class A Common Stock on a one-for-one basis. 2. Represents the weighted average unvested restricted stock awards included in outstanding shares during the applicable period that were convertible into Class A Common Stock and granted to members of management. 3. Reflects impact of increased share counts assuming the exchange of all weighted average shares outstanding of LLC Units into shares of Class A Common Stock and the conversion of all weighted average unvested restricted stock awards included in outstanding shares granted to members of management. MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY

91

# RECONCILIATION OF NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCK PER SHARE TO ADJUSTED FULLY DISTRIBUTED NET INCOME PER SHARE OF CLASS A COMMON STOCK (UNAUDITED):

The following table sets forth a reconciliation of net income attributable per share to Malibu Boats, Inc. to Adjusted Fully Distributed Net Income per share for the periods presented:

| Reconciliation of net income available to Class A Common Stock per share of AFDNI per Share of Class A Common Stock | Fiscal Year Ended June 30, | | | | | | |
|---|---|---|---|---|---|---|---|
| | 2012 | 2013 | 2014 | 2015 | 2016 | 2017 | 2018 |
| Net income attributable to Malibu Boats, Inc. | $ - | $ - | $ (0.42) | $ 0.93 | $ 1.01 | $ 1.59 | $ 1.37 |
| Income tax provision [1] | - | - | (0.20) | 0.55 | 0.66 | 0.99 | 2.89 |
| Management fees and expenses [2] | 0.01 | 0.26 | 0.41 | - | - | - | - |
| Professional fees [3] | 0.08 | 0.27 | 0.20 | 0.17 | 0.06 | 0.06 | - |
| PCMW litigation settlement [4] | - | - | 1.81 | - | - | - | - |
| Marine Power litigation judgment [5] | - | - | - | - | 0.18 | (0.06) | - |
| Acquisition and integration related expenses [6] | - | - | - | 0.11 | 0.02 | 0.17 | 0.28 |
| Fair market value adjustment for interest rate swap [7] | - | - | - | - | 0.05 | (0.05) | (0.02) |
| Stock based compensation expense [8] | 0.01 | 0.01 | 0.23 | 0.09 | 0.11 | 0.08 | 0.10 |
| Offering related expenses [9] | - | - | 0.14 | 0.01 | - | - | - |
| Engine development [10] | - | - | - | - | - | 0.14 | 0.24 |
| Adjustment to tax receivable agreement [11] | - | - | - | - | - | (0.46) | (1.22) |
| Net income attributable to non-controlling interest [12] | 1.00 | 1.63 | 0.32 | 0.54 | 0.13 | 0.15 | 0.17 |
| Fully distributed net income before income taxes | 1.10 | 2.17 | 2.49 | 2.40 | 2.21 | 2.61 | 3.81 |
| Income tax expense on fully distributed income before income taxes [13] | (0.40) | (0.78) | (0.90) | (0.85) | (0.79) | (0.92) | (1.04) |
| Impact of increased share count [14] | (0.35) | (0.71) | (0.81) | (0.44) | (0.11) | (0.13) | (0.17) |
| Adjusted Fully Distributed net income | $ 0.35 | $ 0.68 | $ 0.78 | $ 1.11 | $ 1.32 | $ 1.56 | $ 2.60 |

MALIBU BOATS INC.

THREE ICONIC BRANDS, ONE GREAT COMPANY

92 RECONCILIATION OF NET INCOME ATTRIBUTABLE TO CLASS A COMMON STOCK PER SHARE TO ADJUSTED FULLY DISTRIBUTED NET INCOME PER SHARE OF CLASS A COMMON STOCK (UNAUDITED): 1. Provision for income taxes for fiscal year 2018 reflects the impact of the Tax Act adopted in December 2017, which among other items, lowered the U.S. corporate income tax rate from 35% to 21%, effective January 1, 2018. For fiscal year 2018, we recorded a non-cash adjustment to income tax expense of $44.5 million for the remeasurement of deferred taxes on the enactment date and the deferred tax impact related to the reduction in the tax receivables agreement liability. Refer to Note 10 of our consolidated financial statements included elsewhere in this Annual Report. 2. Represents management fees and out-of-pocket expenses paid pursuant to our management agreement with Malibu Boats Investor, LLC, an affiliate, which was terminated upon the closing of the IPO. Upon termination of the agreement, we paid a one-time termination fee of $3.75 million. 3. Represents legal and advisory fees related to our refinancing activities and legal expenses associated with our litigation with Pacific Coast Marine Windshields Ltd. (“PCMW”), Nautique Boat Company (“Nautique”), offset by the portion of the $2.3 million settlement received from Nautique for past infringement claims under the Nautique Settlement Agreement entered into on February 6, 2015 and legal and advisory fees related to our litigation with Mastercraft offset by the settlement received from them in connection with the Mastercraft Settlement and License Agreement entered into on May 2, 2017. 4. Represents a one-time charge related to the settlement of litigation with PCMW on September 15, 2014. 5. Represents a charge recorded in fiscal 2016 related to a judgment rendered against us in connection with a lawsuit by Marine Power, a former engine supplier, on August 18, 2016 and the reduction of that charge to $2.2 million, the amount ultimately settled and paid in the fourth quarter of fiscal 2017. 6. Represents legal and advisory fees as well as integration related costs incurred in connection with acquisition activities, including our acquisition of Malibu Boats Pty. Ltd. completed on October 23, 2014. Represents legal, professional, and advisory fees incurred in connection with our acquisition of Cobalt, which was completed on July 6, 2017, and our agreement to acquire Pursuit, which agreement we signed on August 21, 2018. Integration related expenses for fiscal year 2018 include post-acquisition adjustments to cost of goods sold of $1.5 million for the fair value step up of inventory acquired, most of which was sold during the first quarter of fiscal year 2018 and $3.0 million of amortization on intangibles acquired. 7. Represents the change in the fair value of our interest rate swap entered into on July 1, 2015. 8. Represents equity-based incentives awarded to certain of our employees under the Malibu Boats, Inc. Long-Term Incentive Plan and profit interests issued under the previously existing limited liability company agreement of the LLC. During the second quarter of fiscal year 2014, we recorded a $1.8 million stock compensation charge as a result of the modification of certain profits interest awards previously granted in 2012 under the first amended and restated limited liability company agreement of the LLC, as amended, in connection with our IPO. 9. Includes legal, professional and advisory costs incurred in connection with our equity offerings, equity tender offer and IPO completed in fiscal years 2015 and 2014, respectively. There were no such offering costs for fiscal year 2016 or 2017 or the six months end December 31, 2017. 10. Represents costs incurred in connection with our vertical integration of engines including product development costs and supplier transition performance incentives. 11. In FY2017, represents a decrease in the estimated tax receivable agreement liability stemming from tax legislation enacted during the fourth quarter of fiscal 2017 which reduced the tax rate applied in computing the future benefit expected to be realized by us on increased tax basis from previous sales and exchanges of LLC Units by the pre-IPO owners. For fiscal year 2018, we recognized other income as a result of a decrease in our estimated tax receivable agreement liability. The reduction in our tax receivable agreement liability resulted from the adoption of the Tax Act, which decreased the estimated tax rate used in computing our future tax obligations and, in turn, decreased the future tax benefit we expect to realize related to increased tax basis from previous sales and exchanges of LLC Units by our pre-IPO owners. 12. Reflects the elimination of the non-controlling interest in the LLC as if all LLC members had fully exchanged their LLC Units for shares of Class A Common Stock. Earnings (loss) prior and up to our IPO on February 5, 2014 were entirely allocable to members of the LLC, as such we updated our historical presentation to attribute these earnings (loss) to the non-controlling interest LLC Unit holders. 13. Reflects income tax expense at an estimated normalized annual effective income tax rate of 28.0% of income before taxes for fiscal year 2018 and an income tax rate of 35.5% of income before income taxes for the fiscal years ended June 30, 2017, 2016, 2015 and 2014, assuming the conversion of all LLC Units into shares of Class A Common Stock. The estimated normalized annual effective income tax rate is based on the federal statutory rate plus a blended state rate adjusted for deductions under Section 199 of the Internal Revenue Code of 1986, as amended, state taxes attributable to the LLC, and foreign income taxes attributable to our Australian based subsidiary. 14. Reflects impact of increased share counts assuming the exchange of all weighted average shares outstanding of LLC Units into shares of Class A Common Stock and the conversion of all weighted average unvested restricted stock awards included in outstanding shares granted to members of management. MALIBU BOATS INC. THREE ICONIC BRANDS, ONE GREAT COMPANY